Exhibit 10(aa)
May 30, 2018

Denise M. Morrison
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Re:    Amendment to Retirement Agreement and General Release
Dear Denise:
You have entered into a Retirement Agreement and General Release with Campbell Soup Company (the “Company”) dated May 18, 2018 (the “Retirement Agreement”), and you have not revoked the Retirement Agreement within the time period specified therein.

By its terms, the Retirement Agreement may be modified by an agreement in writing signed by an officer of the Company and by you. By this letter agreement, you and the Company hereby agree, effective as of the date hereof, that the Retirement Agreement shall be modified by deleting Section 2(a) thereof in its entirety and replacing it with the following (such that the 30-day waiting period for payment of your severance benefit is removed):

“(a) The Company will pay you one hundred four (104) weeks of severance pay at your current base salary ($1,152,000 annually), less withholding of all applicable federal, state, and local taxes. The severance payments will be paid to you in substantially equal installments in accordance with the Company’s regular payroll practices, with the first installment to be made on the first payroll date that follows your Retirement Date. For purposes of this Agreement, the period in which you receive severance payments pursuant to this Paragraph 2(a) shall be referred to as the “Severance Period.”
Except as modified hereby, the Retirement Agreement shall remain in full force and effect in accordance with its terms.
Sincerely,

/s/ Robert W. Morrissey
Robert W. Morrissey
Senior Vice President and Chief Human Resources Officer

UNDERSTOOD AND AGREED, INTENDING TO BE LEGALLY BOUND:

/s/ Denise M. Morrison	May 30, 2018
Denise M. Morrison	Date